SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 28, 2010

TRIUMPH GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-12235	51-0347963
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1550 Liberty Ridge Drive, Suite 100, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

(610) 251-1000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02                Results of Operations and Financial Condition.

On July 28, 2010, Triumph Group, Inc. issued a press release announcing its financial results for the first fiscal quarter ended June 30, 2010 and the following day conducted a conference call to further discuss the financial results.  The full text of the press release is furnished as Exhibit 99.1 to this Current Report.

On the conference call, in addition to reviewing the information contained in the press release, the executive officers also discussed the following financial information:

•                                          For the fiscal quarter ended June 30, 2010, sales mix was as follows:  commercial was 49% (compared to 48% in the prior full fiscal year), military was 36% (compared to 37% in the prior full fiscal year), regional jets were 2% (compared to 4% in the prior full fiscal year), business jets were 8% (compared to 5% in the prior full fiscal year) and non-aviation was 5% (compared to 6% in the prior full fiscal year).

•                                          The top ten programs represented in the backlog were the 747, G450/G550, 777, V-22, C-17, UH60, 737 NG, 787,  A330 and C-130 programs, respectively.

•                                          For the fiscal quarter ended June 30, 2010, Boeing commercial, military and space accounted for 36.8% of net sales.

•                                          For the fiscal quarter ended June 30, 2010, OEM sales represented 76% (compared to 72% in the prior full fiscal year), Aftermarket sales represented 19% (compared to 23% in the prior full fiscal year), and Other was 5% (the same as in the prior full fiscal year)

•                                          Same store sales for the fiscal quarter ended June 30, 2010 increased 2% over the comparable quarter in the prior fiscal year.  Aerospace Systems same store sales for the fiscal quarter ended June 30, 2010 was $263.2 million, an increase of 1% over the comparable quarter in the prior fiscal year.  All of the Aftermarket Services segment sales for the quarter were organic.

•                                          Export sales for the fiscal quarter ended June 30, 2010 were $70.5 million, an increase of 9% over the comparable quarter in the prior fiscal year.

•                                          Based on current aircraft production rates and including Vought for the remainder of the fiscal year, net sales for the full fiscal year are expected to be slightly less than $3 billion.

Note:   Pursuant to SEC Regulation G, the Company has included the following reconciliations of financial measures reported on a non-GAAP basis to comparable financial measures reported on the basis of Generally Accepted Accounting Principles (“GAAP”).  The Company believes that the adjusted net cash flows from operating activities for the three months ended June 30, 2010 is an important metric to use for comparison purposes to the prior year’s net cash flows provided by operating activities.

	Three months ended June 30,
	2010	2009
Net cash flows provided by operating activities	$22,665	$32,484

Interest paid on assumed debt through the acquisition of Vought	12,401	—
Acquisition-related costs	12,785	—
Adjusted net cash flows provided by operating activities	$47,851	$32,484

The information in this Item 2.02 of this Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01                Financial Statements and Exhibits.

(d)           Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 28, 2010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 30, 2010		TRIUMPH GROUP, INC.

	By:	/s/ John B. Wright, II
John B. Wright, II
Vice President, General Counsel and Secretary

TRIUMPH GROUP, INC.

CURRENT REPORT ON FORM 8-K

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 30, 2010